UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 14, 2011

HOMEFED CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10153	33-0304982
(Commission File Number)	(IRS Employer Identification No.)

1903 WRIGHT PLACE, SUITE 220, CARLSBAD, CALIFORNIA	92008
(Address of Principal Executive Offices)	(Zip Code)

760-918-8200
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8−K is being filed solely to update HomeFed Corporation’s description of its common stock.

Item 8.01        Other Events

Below is an updated description of the common stock of HomeFed Corporation (“HomeFed”).

DESCRIPTION OF COMMON STOCK

GENERAL

HomeFed’s restated certificate of incorporation authorizes the issuance of 25,000,000 shares of common stock.  The following summary describes the HomeFed common stock as of the date hereof.

VOTING; DISTRIBUTION AND LIQUIDATION RIGHTS

Each valid holder of a share of HomeFed common stock is entitled to one vote for each share held of record in accordance with applicable provisions of Delaware law and HomeFed's Bylaws.  The shares of HomeFed common stock are not entitled to cumulative voting rights or to preemptive rights and are not subject to redemption or assessment.  Holders of each share of HomeFed common stock are entitled to their proportionate share of any distributions to stockholders and to receive their proportionate share of any dividends that may be declared by the HomeFed board of directors out of funds legally available for this purpose.

Upon liquidation, dissolution or winding up of HomeFed, holders of HomeFed common stock will be entitled to receive their proportionate share of assets of HomeFed which are then legally available for distribution to stockholders.  The issued and outstanding shares of HomeFed common stock are validly issued, fully paid and nonassessable.

TRANSFER RESTRICTIONS

Shares of HomeFed common stock are subject to certain transfer restrictions stated in HomeFed’s restated certificate of incorporation and in each certificate representing HomeFed stock.  These transfer restrictions will remain in effect for a period of time that we call the “restriction period.”  The restriction period runs until the earlier of:

•	December 31, 2028,

•	the repeal of Section 382 of the Internal Revenue Code, and

•	the beginning of a taxable year of HomeFed in which none of the following may be carried forward by HomeFed or one of its subsidiaries for tax purposes:

•	net operating loss carryovers,

•	capital loss carryovers,

•	general business credit carryovers, and

•	alternative minimum tax credit carryovers and foreign tax credit carryovers or “net unrealized built-in loss” within the meaning of Section 382 (all of which we call “tax benefits”).

Any attempted transfer of HomeFed common stock (or any other securities of HomeFed that would be treated as “stock” under applicable tax regulations) during the restriction period or pursuant to an agreement entered into during the restriction period will be void to the extent that, as a result of the transfer (or a related series of transfers) either:

•	a person or group of persons would become a 5 percent stockholder of HomeFed as described in Treasury Regulation ss. 1.382-2T(g) and applicable attribution, aggregation and calculation rules, or

•	the percentage stock ownership (as determined under applicable Treasury Regulations) interest in HomeFed of any 5 percent stockholder would be increased.

Any transfer of HomeFed stock in violation of these restrictions will not give the transferee voting rights or the right to share in any dividends or distributions on the shares transferred in violation.

A transfer of HomeFed stock will not be prohibited if the transferor or the purported transferee obtains the approval of the HomeFed board of directors.  The HomeFed board of directors, as a condition of its approval, may require an opinion of counsel that the transfer will not result in the application of any Section 382 limitation on the use of the tax benefits.

If the HomeFed board of directors determines that any purported transfer violated the transfer restrictions, then HomeFed may compel the transferee to transfer the securities, together with any dividends or distributions received, to an agent designated by the HomeFed board of directors and the agent will effect the sale of the securities in one or more arm's length transactions.  The sales proceeds will be applied:

•	first to cover the agent's expenses,

•	second, any remaining amounts will be paid to the purported transferee up to the amount paid for the securities by the purported transferee, and

•	third, any remaining amounts will be paid to one or more charitable organizations in accordance with HomeFed’s restated certificate of incorporation.

The transfer restrictions do not apply to acquisitions of HomeFed securities directly from HomeFed.

LIMITATION OF LIABILITY

Our restated certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability:

•	for breach of that person’s duty of loyalty,

•	for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law,

•	for the payment of unlawful dividends and certain other actions prohibited by Delaware corporate law, and

•	for any transaction resulting in receipt by that person of an improper personal benefit.

We maintain directors’ and officers’ liability insurance to provide directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.  Other than as previously disclosed, there is no pending litigation or proceeding, and we are not aware of any threatened litigation or proceeding, involving any director or officer where indemnification will be required or permitted under our restated certificate of incorporation or our bylaws.

HomeFed is a Delaware corporation subject to Section 203 of the Delaware General Corporation Law.  This section provides in general that a stockholder acquiring more than 15% but less than 85% of the outstanding voting stock of a corporation subject to Section 203 (an “interested stockholder”) may not engage in certain business combinations (as set forth in Section 203) with the corporation for a period of three years after the date on which the stockholder became an interested stockholder unless (i) prior to that date the corporation's board of directors approved either the business combination or the transaction in which the stockholder became an interested stockholder or (ii) the business combination is approved by the corporation's board of directors and authorized by a vote of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder.  A “business combination” includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder.  Section 203 could prohibit or delay mergers or other takeover or change of control attempts with respect to HomeFed and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 14, 2011

HOMEFED CORPORATION

/s/ Erin N. Ruhe
		Name:	Erin N. Ruhe
		Title:	Vice President